Exhibit 10.7

SECOND AMENDED AND RESTATED INTERCREDITOR

AND COLLATERAL AGENCY AGREEMENT

This Second Amended and Restated Intercreditor and Collateral Agency Agreement, dated as of June 22, 2017 (this “Agreement”), is entered into by and among PNC BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent pursuant to Section 3.1(a) of this Agreement (the “Collateral Agent”), PNC BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as Administrative Agent (as hereinafter defined) on behalf of each of the Domestic Facility Lenders (as hereinafter defined), PNC BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as Mexican Facility Agent (as hereinafter defined) on behalf of each of the Mexican Facility Lenders (as hereinafter defined) and each of the NOTEHOLDERS (as hereinafter defined).

Recitals:

A. Advanced Drainage Systems, Inc., a Delaware corporation (the “Borrower”) is a party to that certain Second Amended and Restated Credit Agreement, dated as of June 22, 2017 (as it may be amended, restated, replaced, Refinanced, modified and supplemented from time to time, the “Domestic Credit Agreement”), with PNC Bank, National Association, as Administrative Agent (the “Administrative Agent”), the other agents party thereto, and the other lenders from time to time party thereto (collectively, the “Domestic Facility Lenders”) pursuant to which the Domestic Facility Lenders are providing, among other things, for revolving credit loans (including a letter of credit subfacility and a swing loan subfacility) in an aggregate amount not to exceed $550,000,000, as the same may be increased (or potential term loans could be added) to an aggregate amount not to exceed $700,000,000 pursuant to the terms of the Domestic Credit Agreement, which revolving credit loans and possible added term loans may be evidenced by notes (as may be amended, restated, replaced, Refinanced modified, supplemented, extended and increased from time to time, the “Domestic Bank Notes”, and all such loans, whether or not represented by Domestic Bank Notes shall be referred to as the “Domestic Bank Loans”). The Domestic Facility Lenders and/or certain of their Affiliates (as hereinafter defined) may from time to time enter into Interest Rate Hedges (as hereinafter defined), Foreign Currency Hedges (as hereinafter defined) and/or Other Lender Provided Financial Service Products (as hereinafter defined).

B. ADS Mexicana S.A. de C.V., a Mexican corporation (the “Mexican Borrower”) is a party to that certain Second Amended and Restated Credit Agreement, dated as of June 12, 2013 (as it may be amended, restated, replaced, Refinanced, modified and supplemented from time to time, the “Mexican Credit Agreement”), with PNC Bank, National Association, as administrative agent (the “Mexican Facility Agent”), and the other lenders from time to time party thereto (collectively, the “Mexican Facility Lenders”) pursuant to which the Mexican Facility Lenders are providing, among other things, for revolving credit loans (including a letter of credit subfacility) in an aggregate amount not to exceed $12,000,000, which revolving credit loans may be evidenced by notes (as may be amended, restated, replaced, Refinanced, modified, supplemented, extended and increased from time to time, the “Mexican Bank Notes”, and all such revolving credit loans, whether or not represented by Mexican Bank Notes shall be referred to as the “Mexican Bank Loans”).

C. The Borrower has entered into a Second Amended and Restated Private Shelf Agreement dated as of June 22, 2017 (as amended, restated, replaced, Refinanced, modified and supplemented from time to time, the “Note Agreement”) pursuant to which the Borrower has issued and sold the Borrower’s 5.60% Senior Series A Secured Notes due September 24, 2018 in the original aggregate principal amount of $75,000,000 (such notes, as amended, restated, replaced, Refinanced, modified and supplemented from time to time, the “Series A Notes”) and 4.05% Senior Series B Secured Notes due September 24, 2019 in the original aggregate principal amount of $25,000,000 (such notes, as amended, restated, replaced, Refinanced, modified and supplemented from time to time, the “Series B Notes”) and pursuant to which the Borrower may from time to time hereafter issue and sell one or more additional series of Shelf Notes (as defined therein) (such notes, as amended, restated, replaced, Refinanced, modified and supplemented from time to time, the “Shelf Notes”; and, collectively with the Series A Notes and the Series B Notes, the “Senior Notes”).

D. The Bank Obligations (as hereinafter defined) under the Domestic Credit Agreement, the Mexican Credit Agreement and the other Bank Loan Documents (as hereinafter defined), have been absolutely, unconditionally and irrevocably guaranteed by Hancor Holding Corporation, Hancor, Inc., and StormTech LLC (and, in the case of the Mexican Credit Agreement, the Borrower) and may hereafter be guaranteed by certain other Subsidiaries of the Borrower (each a “Bank Guarantor” and collectively, the “Bank Guarantors”) pursuant to one or more guaranties (as may be amended, restated, replaced, modified, and supplemented from time to time and including all joinders thereto, collectively, the “Lender Guaranty Agreements”).

E. The Noteholders’ Obligations (as hereinafter defined) under the Note Agreement and the other Senior Note Documents (as hereinafter defined), have been absolutely, unconditionally and irrevocably guaranteed by Hancor Holding Corporation, Hancor, Inc., and StormTech LLC and may hereafter be guaranteed by certain other Subsidiaries of the Borrower (the “Noteholder Guarantors”) pursuant to one or more guaranties (as may be amended, restated, replaced, modified, and supplemented from time to time and including all joinders thereto, collectively, the “Noteholder Guaranty Agreements”).

F. The Bank Obligations and the Noteholders’ Obligations are to be secured equally and ratably, subject to distribution of proceeds as provided in Section 5.10 hereof, by the Collateral (as hereinafter defined) pursuant to (i) that certain Second Amended and Restated Security Agreement dated as of June 22, 2017, by and between the Borrower, each of the Debtors (as hereinafter defined) party thereto and the Collateral Agent (the “Security Agreement,”) and (ii) that certain Second Amended and Restated Pledge Agreement dated as of June 22, 2017, by and between the Borrower, each of the Debtors (as hereinafter defined) party thereto and the Collateral Agent (the “Pledge Agreement”), along with the other Security Documents (as hereinafter defined). The Lenders and the Noteholders desire to appoint PNC Bank, National Association as the Collateral Agent to act on behalf of the Creditors (as hereinafter defined) regarding the Collateral, all as more fully provided herein. The parties hereto have entered into this Agreement to, among other things, define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship between the Creditors regarding their pari passu (subject to distribution of proceeds as provided in Section 5.10 hereof) interests in the Collateral.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions.

Section 1.1 Definitions. The following terms shall have the meanings assigned to them in this Section 1.1 or in the provisions of this Agreement referred to below:

“Administrative Agent” shall mean the party identified as such in the Recitals hereof, and its successors and permitted assigns, or, in the case of a Refinancing of the Domestic Credit Agreement, the agent for Lenders thereunder.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the Voting Equity Interests of such Person.

“Agent-Related Person” means the Collateral Agent, together with its Affiliates, and the officers, directors, employees, agents, attorneys-in-fact, co-trustees or separate trustees of the Collateral Agent and its Affiliates.

“Aggregate Commitments” shall mean the aggregate of (i) the “Revolving Credit Commitments” (or similar terms) as defined in the Domestic Credit Agreement as in effect from time to time of all of the Domestic Facility Lenders under the Domestic Credit Agreement, (ii) in the event that term loans are added to the Domestic Credit Agreement pursuant to Section 2.10 thereof, the principal balance of the term loans of the Domestic Facility Lenders under the Domestic Credit Agreement as in effect from time to time, and (iii) the “Revolving Credit Commitments” (or similar terms) as defined in the Mexican Credit Agreement as in effect from time to time of all of the Mexican Facility Lenders under the Mexican Credit Agreement.

“Agreement” shall have the meaning assigned thereto in the Preamble hereof, and shall include such agreement as amended, supplemented, replaced, restated or otherwise modified in accordance with its terms.

“Bank Credit Agreements” shall mean collectively, and “Bank Credit Agreement” shall mean separately, the Domestic Credit Agreement and the Mexican Credit Agreement, and shall include each such agreement as amended, supplemented, replaced, restated or otherwise modified in accordance with its terms.

“Bank Loan Documents” shall mean the Bank Credit Agreements, the Bank Notes, the Lender Guaranty Agreements and all other agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby, as each may be amended, supplemented, replaced, restated, increased, extended or otherwise modified from time to time.

“Bank Loans” shall mean collectively, and “Bank Loan” shall mean separately, the Domestic Bank Loans and the Mexican Bank Loans, each as defined in the Recitals above.

“Bank Notes” shall mean collectively, and “Bank Note” shall mean separately, the Domestic Bank Notes and the Mexican Bank Notes, each as defined in the Recitals above.

“Bank Obligations” shall mean and include (a) all “Obligations” (or other similar terms) as defined in the Domestic Credit Agreement, including all L/C Exposure, (b) all “Obligations” (or other similar terms) as defined in the Mexican Credit Agreement, including all L/C Exposure, (c) all Lender Provided Interest Rate Hedge Obligations owed to a Lender or a Lender Affiliate, (d) all Lender Provided Foreign Currency Hedge Obligations owed to a Lender or a Lender Affiliate, and (e) all Other Lender Provided Financial Service Product Obligations owed to a Lender or a Lender Affiliate.

“Bankruptcy Code” shall mean Title 11, U.S.C., as amended from time to time.

“Bankruptcy Event of Default” shall mean the commencement of a Bankruptcy Proceeding with respect to the Borrower or any Guarantor.

“Bankruptcy Proceeding” shall mean, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

“Borrower” shall mean the Person identified as such in the Recitals hereof, and its successors and permitted assigns.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Collateral Agent’s office is located.

“Cash Equivalent Investments” shall mean: (a) direct obligations of the United States government or any agencies thereof and obligations guaranteed by the United States government, in each case having remaining terms to maturity of not more than 30 days; and (b) certificates of deposit, time deposits and acceptances, having remaining terms to maturity of not more than 30 days issued by United States banks which have a combined capital and surplus of at least $1,000,000,000 and having an “A” rating or better assigned thereto by Standard & Poor’s Financial Services, LLC or Moody’s Investors Service, Inc.

“Collateral” shall mean (a) all collateral under, and cash received in respect of, the Security Documents, (b) all collateral held by the Collateral Agent or any other Creditor under the Bank Loan Documents or the Senior Note Documents, in each case as security for the Senior Secured Obligations and (c) all cash received in payment of the Senior Secured Obligations as a result of the exercise of any setoff rights of any Creditor.

“Collateral Agent” shall mean PNC Bank, National Association, and its successors and permitted assigns in such capacity.

“Commitment” shall mean the commitment of the Lenders to fund borrowing requests by the Borrower or the Mexican Borrower, participate in L/C Exposure and otherwise extend credit, in each case, in accordance with the Bank Credit Agreements.

“Creditor” shall mean any one of the Administrative Agent, the Mexican Facility Agent, the Lenders, the Noteholders, and any successors and assigns to the interests in the Senior Secured Obligations owing to any such Persons.

“Debtor” shall mean (i) any Debtor as defined in the Security Agreement, and (ii) any Pledgor as defined in the Pledge Agreement.

“Equity Interest” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Event of Default” shall mean any event or occurrence which would constitute an “Event of Default” (or similar terms) under the terms of either of the Bank Credit Agreements or under the Note Agreement, or an event of default under the terms of any Security Document or any Guaranty Agreement.

“Financial Covenant Default” shall mean (i) a default by the Borrower under Section 8.2.14 or Section 8.2.15 of the Domestic Credit Agreement (or any section with similar provisions), or (ii) a default by the Borrower under paragraph 6A(1) or 6A(2) of the Note Agreement (or any section with similar provisions).

“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Guarantors” shall mean the Bank Guarantors and the Noteholder Guarantors and their successors and permitted assigns.

“Guaranty Agreements” shall mean the Lender Guaranty Agreements and the Noteholder Guaranty Agreements, as each may be amended, supplemented, replaced, restated or otherwise modified from time to time.

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party in order to provide protection to, or minimize the impact upon, such Loan Party of increasing floating rates of interest applicable to indebtedness of such Loan Party.

“L/C Exposure” shall mean, as of any date of determination and without duplication, the aggregate amount available to be drawn under all outstanding Letters of Credit under either of the Bank Credit Agreements on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations (as such term is defined in each of the Bank Credit Agreements) and Letter of Credit Borrowings (as such term is defined in each of the Bank Credit Agreements) on such date.

“L/C Issuer” shall mean PNC Bank, National Association, and its successors and permitted assigns, and any other Lender which is designated as an “Issuing Lender” of the Letters of Credit under either of the Bank Credit Agreements.

“Lender Affiliate” shall mean any Affiliate of any Lender that is a party to any Lender Provided Interest Rate Hedge, any Lender Provided Foreign Currency Hedge, or any Other Lender Provided Financial Service Product.

“Lender Exposure” shall mean, as of any date of determination, the Aggregate Commitments; provided that if a Liquidity Event shall exist or the Commitments under the Bank Credit Agreements shall have expired or been terminated or, as of such date, the Lenders are currently refusing to make any advance requested under the Bank Loan Documents (or any notice has been given and has not been withdrawn or revoked by the Administrative Agent, the Mexican Agent, the Domestic Facility Lenders or the Mexican Facility Lenders that any request for such an advance will not be honored), then “Lender Exposure” shall mean the outstanding Bank Obligations (including L/C Exposure) under the Bank Credit Agreements.

“Lender Guaranty Agreements” shall have the meaning assigned thereto in the Recitals hereof, and shall include each additional guaranty and joinder thereof.

“Lender Provided Foreign Currency Hedge” shall mean a Foreign Currency Hedge which is provided by any Lender or its Affiliate (provided that such Affiliate has become a party to this Agreement or its Affiliated Lender has agreed to cause such Affiliate to comply with the obligations of a Lender hereunder) in accordance with the Domestic Credit Agreement.

“Lender Provided Foreign Currency Hedge Obligations” shall mean, with respect to any Lender or any Affiliate of a Lender, any and all obligations under or in connection with or otherwise owed by the Loan Parties in respect of any Lender Provided Foreign Currency Hedge.

“Lender Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate (provided that such Affiliate has become a party to this Agreement or its Affiliated Lender has agreed to cause such Affiliate to comply with the obligations of a Lender hereunder) in accordance with the Domestic Credit Agreement.

“Lender Provided Interest Rate Hedge Obligations” shall mean, with respect to any Lender or any Affiliate of a Lender, any and all obligations under or in connection with or otherwise owed by the Loan Parties in respect of any Lender Provided Interest Rate Hedge.

“Lenders” shall mean collectively, and “Lender” shall mean separately, the Domestic Facility Lenders, the Mexican Facility Lenders, and their successors and permitted assigns, provided that such Domestic Facility Lender, Mexican Facility Lender or successor or assign has become a party to this Agreement or agreed to be bound by this Agreement, including authorizations provided to such Lenders for the Administrative Agent or Mexican Facility Agent to bind such Lenders.

“Letters of Credit” shall mean all letters of credit issued under or pursuant to either of the Bank Credit Agreements.

“Letters of Credit Collateral Account” shall have the meaning assigned thereto in Section 5.10 hereof.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity Event” shall mean (a) the occurrence of a Financial Covenant Default or of any default in the payment of any Senior Secured Obligations, (b) the acceleration of (i) the Senior Notes by the Required Holders or (ii) the Bank Notes and/or Bank Loans by the Administrative Agent or the Mexican Facility Agent in its discretion or upon the request of the Required Lenders under the Domestic Credit Agreement or the Mexican Credit Agreement, (c) the termination of the Revolving Credit Commitments under either of the Bank Credit Agreements for any reason (other than as a voluntary reduction or termination effected by the Borrower or the Mexican Borrower in accordance with the terms of the Bank Credit Agreements or in connection with the expiration of the Mexican Credit Agreement according to its terms), (d) a Bankruptcy Event of Default, (e) the Administrative Agent, the Mexican Facility Agent or any Creditor commences the judicial enforcement of any rights or remedies under or with respect to either of the Bank Credit Agreements, any Bank Note, the Note Agreement, any Senior Note or any Senior Secured Obligations, or to setoff, freeze or otherwise appropriate any balances held by it for the account of any Loan Party or any other property at any time held or owing by it to or for the credit or for the account of any Loan Party, or (f) the Collateral Agent commences the judicial enforcement of any rights or remedies under any Collateral Document (other than an action solely for the purpose of establishing or defending the security interest or other Lien intended to be created by any Collateral Document upon or in any Collateral as against or from claims of third parties on or in such Collateral), to setoff, freeze or otherwise appropriate any balances held by it for the account of any Loan Party or any other property at any time held or owing by it to or for the credit or for the account of any Loan Party or to otherwise take any action (whether judicial or non-judicial) to realize upon the Collateral, or (g) the exercise of any right under any Guaranty Agreement or the exercise of any right of setoff, recoupment or similar right by any Creditor; in each case as to which written notice shall have been provided to the Collateral Agent.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Majority Creditors” shall mean each of (a) the Required Lenders, and (b) the Required Holders, each voting as a separate class.

“Make-Whole Amount” shall mean the Yield-Maintenance Amount as such term is defined in the Note Agreement, or any similar term defined in a Note Agreement.

“Noteholder Guaranty Agreements” shall have the meaning assigned thereto in the Recitals hereof, and shall include each additional guaranty and joinder thereof.

“Noteholder Guarantors” shall mean those parties identified as such in the Recitals hereof, each other Person that shall become obligated under the Noteholder Guaranty Agreements, and their successors and assigns.

“Noteholders” shall mean the holders of the Senior Notes, and their successors and assigns.

“Noteholders’ Obligations” shall mean all advances to, and debt, liabilities, obligations, covenants and duties of, the Borrower and any Noteholder Guarantor under the Senior Note Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest pursuant to the Senior Note Documents that accrues after the commencement by or against the Borrower, any Noteholder Guarantor or any Affiliate thereof of any proceeding under any Bankruptcy Proceeding naming such Person as the debtor in such proceeding, and any and all Make-Whole Amounts.

“Notice of Default” shall mean a notice pursuant to Section 5.2 hereof from the Collateral Agent to the Creditors of the occurrence of an Event of Default.

“Notice of Special Default” shall have the meaning assigned thereto in Section 5.11(a).

“Other Lender Provided Financial Service Product” shall mean agreements or other arrangements under which any Lender or any Affiliate of a Lender (provided that such Affiliate has become a party to this Agreement or its Affiliated Lender has agreed to cause such Affiliate to comply with the obligations of a Lender hereunder) provides any of the following products or services to any of the Loan Parties or their Subsidiaries: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, overdrafts, accounts or services, or (g) commodity swaps, commodity options, forward commodity contracts and any other similar transactions.

“Other Lender Provided Financial Service Product Obligations” shall mean, with respect to any Lender or any Affiliate of a Lender, any and all obligations under or in connection with or otherwise owed by any of the Loan Parties or their Subsidiaries in respect of an Other Lender Provided Financial Service Product.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledge Agreement” shall have the meaning assigned thereto in the Recitals hereof.

“Refinance” means, for any Senior Secured Obligation, to refinance, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness in whole or in part, whether with the same or different lenders, agents, or arrangers provided the following conditions have been satisfied:

(a) Each Creditor with respect to such Senior Secured Obligations shall have executed and delivered to the Collateral Agent and each other Creditor a joinder agreement, in form and substance satisfactory to the Collateral Agent and the Majority Creditors, under which such Creditor becomes a party to this Agreement and agrees to be bound by the terms and conditions hereof with respect to such indebtedness;

(b) Such indebtedness shall comply with the restrictions in Section 2.7 hereof; and

(c) If there will be a change in the Collateral Agent in connection with the issuance of such indebtedness, the new Collateral Agent shall be satisfactory to the Majority Creditors and the Collateral Agent being replaced and such new Collateral Agent shall have executed and delivered instruments transferring to such new Collateral Agent all the Collateral, properties, rights, powers, trusts, duties, authority and title of such replaced Collateral Agent.

“Refinanced” and “Refinancing” have correlative meanings.

“Required Creditors” shall mean Lenders and Noteholders whose outstanding principal balances of the Bank Loans (including L/C Exposure) under the Bank Credit Agreements plus the outstanding principal balances under the Senior Notes exceed 50% of the aggregate of outstanding principal balances of the Bank Loans (including L/C Exposure) under the Bank Credit Agreements and outstanding principal balances under the Senior Notes; provided however, that any Bank Loan or any Senior Note held by a Loan Party or any Affiliate of any Loan Party shall be disregarded in any determination of “Required Creditors”.

“Required Holders” shall mean Noteholders holding Senior Notes the outstanding principal balances under which exceed 50% of the aggregate outstanding principal balances under the Senior Notes; provided, however, that any Senior Notes held by a Loan Party and any Affiliate of a Loan Party shall be disregarded in any determination of “Required Holders”.

“Required Lenders” shall mean Lenders whose pro rata portions of Aggregate Commitments exceed 50% of the Aggregate Commitments; provided however, that if the Aggregate Commitments have terminated or expired, the computation in this clause shall be determined based upon the Aggregate Commitments most recently in effect, giving effect to any assignments; provided, further, however, that any pro rata portion of Aggregate Commitments held by a Loan Party or any Affiliate of any Loan Party shall be disregarded in any determination of “Required Lenders”.

“Security Agreement” shall have the meaning assigned thereto in the Recitals hereof.

“Security Documents” shall mean the Security Agreement, the Pledge Agreement and all other agreements, documents and instruments relating to or arising out of any of the foregoing or granting to the Collateral Agent Liens to secure the Senior Secured Obligations, whether now or hereafter executed, as may be amended, supplemented, replaced, restated or otherwise modified from time to time.

“Senior Note Documents” shall mean the Note Agreement, the Senior Notes, the Noteholder Guaranty Agreements and all other agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby, as each may be amended, supplemented, replaced, restated, increased, extended or otherwise modified from time to time.

“Senior Preferential Payment” shall mean any payments, property constituting Collateral, or proceeds of the Collateral, from any Loan Party with respect to the Senior Secured Obligations (including, without limitation, any payments from the exercise of any setoff, recoupment or similar right) which are received by a Creditor upon or after the occurrence of a Liquidity Event. Notwithstanding the foregoing, to the extent that Bank Loans or Shelf Notes not in excess of $10,000,000 are advanced by the Lenders under the Bank Credit Agreements or purchased under the Note Agreement after the occurrence of a Liquidity Event caused by a Financial Covenant Default but before any other Liquidity Event, payments or proceeds of Collateral received by such Lenders or the purchasers of such Shelf Notes, as the case may be, in repayment of such Bank Loans or Senior Notes shall not constitute a Senior Preferential Payment to the extent the outstanding principal balance of the Bank Loans or Senior Notes remains greater than the outstanding principal balance of Bank Loans or Senior Notes as of the date of the occurrence of such Liquidity Event.

“Senior Secured Documents” shall mean the Senior Note Documents and the Bank Loan Documents.

“Senior Secured Obligations” shall mean collectively (a) the Bank Obligations, (b) the Noteholders’ Obligations, (c) the obligations and liabilities of any Loan Party under the Bank Loan Documents or the Senior Note Documents, and (d) the obligations and liabilities of any Loan Party to the Collateral Agent under the Security Documents, in each case whether now existing or hereafter arising, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise. Notwithstanding anything to the contrary contained in the foregoing, the Senior Secured Obligations shall not include any Excluded Hedge Liabilities (as defined in the Credit Agreement).

“Special Collateral Account” shall mean that certain interest bearing restricted account maintained by the Collateral Agent for the purpose of receiving and holding Senior Preferential Payments.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Voting Equity Interests (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Voting Equity Interests” of any Person means any Equity Interests of any class or classes having ordinary voting power for the election of at least a majority of the members of the board of directors, managing general partners or the equivalent governing body of such Person, irrespective of whether, at the time, any Equity Interests of any other class or classes or such entity shall have or might have voting power by reason of the happening of any contingency.

Section 1.2 Other Interpretive Provisions. With reference to this Agreement, unless otherwise specified herein:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (ii) the words “herein,” “hereof” and “hereunder, “and words of similar import when used in this Agreement, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iii) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 1.3 Effectiveness of this Agreement. The effectiveness of this Agreement is conditioned upon (a) the execution and delivery of this Agreement by the Collateral Agent, the

Administrative Agent (on behalf of the Domestic Lenders), the Mexican Facility Agent (on behalf of the Mexican Facility Lenders) and the Noteholders, the Borrower, the Mexican Borrower and the Guarantors, (b) the execution and delivery by the Borrower and the Guarantors of the Domestic Credit Agreement, and (c) the execution and delivery by the Borrower, the Existing Holders (as defined in the Note Agreement) and PGIM, Inc. of the Note Agreement.

SECTION 2. Relationships Among Secured Parties.

Section 2.1 Restrictions on Actions. Each Creditor agrees that, so long as any Senior Secured Obligations are outstanding, the provisions of this Agreement shall provide the exclusive method by which any Creditor may exercise rights and remedies under the Security Documents. For the avoidance of doubt, this Agreement shall have no effect whatsoever on the rights or remedies of any Creditor under any credit or note document relating to the Senior Secured Obligations to which it is party other than a Security Document. Therefore, each Creditor shall, for the mutual benefit of all Creditors, except as permitted under this Agreement:

(a) Refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedy under the Security Documents, except for delivering notices hereunder;

(b) Refrain from accepting any guaranty of, or any other security for, the Senior Secured Obligations from the Borrower, any Guarantor or any of their Affiliates, except for (A) the Guaranty Agreements, (B) any cash collateral received by the Administrative Agent or any other Creditor pursuant to the requirements of the Bank Loan Documents or the Senior Note Documents (which cash collateral shall constitute Collateral for purposes of this Agreement) and (C) any security granted to the Collateral Agent to secure the Senior Secured Obligations for the equal and ratable benefit of all Creditors;

(c) Refrain from exercising any rights or remedies with respect to the Senior Secured Obligations under the Security Documents which have or may have arisen or which may arise as a result of an Event of Default; and

(d) Refrain from accepting any collateral granted under the Collateral Documents as security for obligations owed to such Creditor for obligations other than the Senior Secured Obligations unless the Lien on such collateral is permitted under the terms of the Bank Credit Agreements and the Note Agreement.

provided, however, that nothing contained in subsections (a) through (d) above, shall prevent any Creditor from (1) imposing a default rate of interest in accordance with either of the Bank Credit Agreements or the Note Agreement, as applicable, (2) raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense directly relating solely to the Collateral or any one or more of the Security Documents but not relating to any Creditor, which shall be governed by the provisions of this Agreement, or (3) exercising any right under the Guaranty Agreements or, subject to receiving a direction from the requisite parties required to give directions to the Collateral Agent to realize upon the Collateral pursuant to Section 5.3, any right of setoff, recoupment or similar right; provided that the amounts received pursuant to enforcement of the Guaranty Agreements, or so setoff or recouped shall constitute Collateral for purposes of this Agreement and such Creditor shall promptly cause such amounts to be delivered to the Collateral Agent to be distributed pursuant to Section 5.10.

Section 2.2 Representations and Warranties. Each of the Creditors represents and warrants to the other parties hereto that:

(a) the execution, delivery and performance by such Creditor of this Agreement have been duly authorized by all necessary corporate or similar proceedings and do not and will not contravene any provision of law, its charter or by-laws or any amendment thereof, or of any indenture, agreement, instrument or undertaking binding upon such Creditor; and

(b) the execution, delivery and performance by such Creditor of this Agreement will result in a valid and legally binding obligation of such Creditor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.3 Cooperation; Accountings. Each of the Creditors will, upon the reasonable request of the Collateral Agent, from time to time execute and deliver or cause to be executed and delivered such further instruments, and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement. Each Creditor agrees to provide the Collateral Agent upon reasonable request a statement of all payments received by it in respect of Senior Secured Obligations.

Section 2.4 Termination of Bank Credit Agreements or the Note Agreement. Upon (a) the indefeasible payment in full of all Senior Secured Obligations (other than contingent indemnification obligations) owing to any Creditor in accordance with the terms hereof (other than as a result of payments constituting Senior Preferential Payments), and (b) in the case of any Lender, the termination of such Lender’s Commitment and the cancellation or expiration of all Letters of Credit (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent or Mexican Facility Agent, as the case may be, and the applicable Issuing Lender (as defined in the applicable Bank Credit Agreement) shall have been made), this Agreement shall terminate as to such Creditor except for those provisions hereof that by their express terms shall survive the termination of this Agreement; provided, however, if all or any part of any payments to such Creditor are thereafter invalidated or set aside or required to be repaid to any Person in any Bankruptcy Proceeding, then this Agreement in respect of such Creditor shall be renewed as of such date and shall thereafter continue in full force and effect to the extent of the Senior Secured Obligations so invalidated, set aside or repaid.

Section 2.5 Priority of Liens. Notwithstanding any contrary provision contained in any Security Document or in the Uniform Commercial Code, any applicable law or judicial decision, or whether any Creditor has possession of all or any part of the Collateral, as among the

Creditors the respective rights of each Creditor in respect of the Collateral shall at all times remain on a parity with one another without preference, priority or distinction and shall be shared as provided herein.

Section 2.6 Prohibition on Contesting Liens. Each Creditor agrees that it will not (and hereby waives any right to) at any time institute, encourage or join in as a party in the institution of, or assist in the prosecution of, any action, suit or proceeding (including any Bankruptcy Proceeding) (a) contesting or challenging the validity, perfection, priority or enforceability of any Senior Secured Obligation, any Security Document, any Guaranty Agreement, or any Lien held by the Collateral Agent for the benefit of the Lenders and the Noteholders to secure the Senior Secured Obligations, or otherwise seeking a determination that any such Senior Secured Obligations or Liens securing such Senior Secured Obligations are invalid, unperfected or avoidable or are or should be subordinated to the interests of any Person, (b) contesting or challenging any collection, enforcement, disposition or acceptance of, or other remedial action with respect to, the Collateral by the Collateral Agent to the extent related to satisfying Senior Secured Obligations and permitted by this Agreement, or (c) contesting or challenging the validity or enforceability of this Agreement.

Section 2.7 Restrictions on Material Amendments. Each of the Bank Loan Documents and the Senior Note Documents may be amended, supplemented or otherwise modified in accordance with their respective terms or Refinanced; provided, however, no such amendment, supplement, Refinancing or modification shall (i) provide for Senior Notes to be outstanding in an aggregate outstanding principal amount at any time in excess of $175,000,000, and (ii) provide for Aggregate Commitments in an aggregate amount at any time in excess of $712,000,000 (or, at any time after the termination or expiration of the Mexican Credit Agreement and the repayment of the obligations thereunder, $700,000,000), less principal payments made on any term loans advanced under the Domestic Credit Agreement.

SECTION 3. Appointment and Authorization of Collateral Agent; Appointment of Co-Agents.

Section 3.1 Appointment and Authorization of Collateral Agent.

(a) Each Creditor hereby designates and appoints PNC Bank, National Association, as the Collateral Agent of such Creditor under this Agreement and the Security Documents and PNC Bank, National Association hereby accepts such designation and appointment. The appointment made by this Section 3.1(a) is given for valuable consideration and coupled with an interest and, subject to Section 4.8(a) hereof, is irrevocable so long as (i) the Senior Secured Obligations (other than contingent indemnification obligations), or any part thereof, shall remain unpaid or (ii) any Lender is obligated to fund any borrowing under the Bank Loan Documents.

(b) Each Creditor has reviewed the Security Documents in effect on the effective date of this Agreement and hereby irrevocably authorizes PNC Bank, National Association, as the Collateral Agent for such Creditor, to (1) execute and enter into each of the Security Documents and all other instruments relating to said Security Documents, (2) take action on its behalf expressly permitted to perfect, maintain and preserve the Liens granted thereby, (3) execute instruments of release or to take such other action necessary to release Liens upon the Collateral to the extent authorized by this Agreement, the relevant Security Documents or the requisite Creditors, and (4) exercise such other powers and perform such other duties in accordance with the terms of this Agreement as are, in each case, expressly delegated to the Collateral Agent by the terms hereof.

(c) Notwithstanding any provision to the contrary elsewhere in this Agreement or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any trust or fiduciary relationship with any Creditor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Security Document or otherwise exist against the Collateral Agent.

Section 3.2 Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint a bank or trust company or one or more other Persons reasonably acceptable to the Majority Creditors, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Creditors with such power and authority as may be necessary for the effectual operation of the provisions hereof and of the Security Documents and as may be specified in the instrument of appointment.

Section 3.3 Collateral Agent’s Expenses. The Borrower agrees to reimburse the Collateral Agent for reasonable costs and expenses (including the reasonable fees, expenses and disbursements of counsel to the Collateral Agent) incurred by the Collateral Agent including, but not limited to, those costs and expenses incurred in connection with: (i) the consummation of the transactions contemplated by this Agreement and the Security Documents, and (ii) the negotiation and preparation of this Agreement and all other documents, instruments and certificates executed in connection therewith.

Section 3.4 Indemnification by Borrower. By its execution of this Agreement, the Borrower and each other Loan Party agrees to indemnify the Collateral Agent and its affiliates, partners, directors, officers, employees, agents and advisors (each such person being called an “Indemnitee”) against and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including fees, charges and disbursements of counsel to the Indemnitees, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of the execution, performance or delivery of this Agreement, the performance by the parties hereto of their respective obligations hereunder and any claim, litigation, investigation or proceeding relating specifically to the foregoing; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

SECTION 4. Agency Provisions.

Section 4.1 Delegation of Duties. The Collateral Agent may exercise its powers and execute any of its duties under this Agreement and the Security Documents jointly with any co-trustee or co-trustees appointed pursuant to Section 3.2 or by or through employees, agents, attorneys-in-fact or separate trustees appointed pursuant to Section 3.2 and shall be entitled to take and to rely on advice of counsel concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents, attorneys-in-fact, co-trustees or separate trustees selected by it with reasonable care. Subject to Section 3.2, the Collateral Agent may utilize the services of such Persons as the Collateral Agent in its sole discretion may determine, and all reasonable fees and expenses of such Persons shall be borne by the Borrower.

Section 4.2 Exculpatory Provisions. No Agent-Related Person shall be (a) liable for any action reasonably believed by it to be lawfully taken or omitted to be taken by it under or in connection with this Agreement or any Security Document (except for its own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Creditors for any recitals, statements, representations or warranties made by the Borrower, any Guarantor, any other Debtor or any Creditor or any officer of any thereof contained in any Security Document or in any certificate, report, statement or other document referred to or provided for in, or received by, the Collateral Agent under or in connection with this Agreement, any Security Document or any other document in any way connected therewith, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Security Documents or any Lien under the Security Documents or the perfection or priority of any such Lien or for any failure of the Borrower, any Guarantor or any other Debtor to perform its obligations thereunder. No Agent-Related Person shall be under any obligation to the Creditors to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Security Documents.

Section 4.3 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take action under the Security Documents unless it shall first receive such advice or concurrence of the Majority Creditors, or to the extent permitted under Section 5.3, the Required Creditors as is contemplated by Section 5 hereof and it shall first be indemnified to its reasonable satisfaction by the Creditors against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or refraining from taking any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Security Documents in accordance with the provisions of Section 5.5 hereof and in accordance with written instructions of the Majority Creditors or, to the extent permitted under Section 5.3, the Required Creditors pursuant to Section 5.3 hereof, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Creditors and all future holders of the Senior Secured Obligations.

Section 4.4 Knowledge or Notice of Event of Default, Bankruptcy Event of Default or Acceleration. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, Bankruptcy Event of Default or the acceleration of any of the Senior Secured Obligations unless the Collateral Agent has received written notice thereof from a Creditor, the Borrower or a Guarantor.

Section 4.5 Non-Reliance on Collateral Agent and Other Creditors. Each Creditor expressly acknowledges that except as expressly set forth in this Agreement, neither the Collateral Agent nor any of the Collateral Agent’s officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Borrower, any Guarantor or any other Debtor, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Creditor. Each Creditor represents that it has, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Creditor also represents that it will, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Security Documents and this Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Creditors by the Collateral Agent hereunder or under any Security Document, the Collateral Agent shall not have any duty or responsibility to provide the Creditors with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact co-trustees, separate trustees or Affiliates.

Section 4.6 INDEMNIFICATION. EACH CREDITOR SHALL SEVERALLY INDEMNIFY EACH AGENT-RELATED PERSON (TO THE EXTENT NOT REIMBURSED BY THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF ANY LOAN PARTY TO DO SO), RATABLY ACCORDING TO ITS RESPECTIVE SHARE, IF ANY, AS OF THE DATE ON WHICH SUCH ALLEGED ACTIONS OR OMISSIONS AS DESCRIBED BELOW IN THIS SECTION 4.6 OCCUR OR ARE ALLEGED TO HAVE OCCURRED, OF THE SUM OF (A) THE LENDER EXPOSURE AND (B) THE AGGREGATE PRINCIPAL AMOUNT OF INDEBTEDNESS EVIDENCED BY THE SENIOR NOTES, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, AT ANY TIME FOLLOWING AN EVENT OF DEFAULT OR THE PAYMENT OF THE SENIOR SECURED OBLIGATIONS) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY AGENT-RELATED PERSON ARISING OUT OF ACTIONS OR OMISSIONS OF ANY AGENT-RELATED PERSON SPECIFICALLY REQUIRED OR PERMITTED BY THIS AGREEMENT OR BY THE EXERCISE OF REMEDIES PURSUANT TO WRITTEN INSTRUCTIONS OF THE MAJORITY CREDITORS OR, TO THE EXTENT PERMITTED UNDER SECTION 5.3 HEREOF, THE REQUIRED CREDITORS PURSUANT TO SECTION 5.3 HEREOF (INCLUDING WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART,

OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY AGENT-RELATED PERSON); PROVIDED THAT NO CREDITOR SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM ANY AGENT-RELATED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE AGREEMENTS IN THIS SECTION 4.6 SHALL SURVIVE THE PAYMENT OF THE SENIOR SECURED OBLIGATIONS.

Section 4.7 Collateral Agent in Its Individual Capacity. PNC Bank, National Association and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties and their Affiliates as though such Person was not the Collateral Agent hereunder. With respect to any obligations owed to it under the Bank Credit Agreements, PNC Bank, National Association shall have the same rights and powers under this Agreement as any Creditor and may exercise the same as though it were not the Collateral Agent, and the terms “Creditor” and “Creditors” shall include PNC Bank, National Association in its individual capacity and in its capacity as Administrative Agent and as Mexican Facility Agent.

Section 4.8 Successor Collateral Agent.

(a) The Collateral Agent may resign at any time upon 60 days’ written notice to the Creditors and the Borrower, and may be removed, with or without cause, by the Majority Creditors, by written notice to the Borrower, the Collateral Agent and the Creditors. After any resignation or removal hereunder of the Collateral Agent, the provisions of this Section 4 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as the Collateral Agent hereunder while it was the Collateral Agent under this Agreement.

(b) Upon receiving written notice of any such resignation or removal, a successor Collateral Agent shall be appointed by the Majority Creditors; provided, however, that such successor Collateral Agent shall be (1) a bank or trust company having a combined capital and surplus of at least $1,000,000,000, subject to supervision or examination by a Federal or state lending authority and (2) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent, and provided that such successor shall not be a Defaulting Lender or a Disqualified Person (each as defined in the Domestic Credit Agreement). If a successor Collateral Agent shall not have been appointed pursuant to this Section 4.8(b) within such 60 day period after the Collateral Agent’s resignation or upon removal of the Collateral Agent, then any Creditor or the Collateral Agent (unless the Collateral Agent is being removed) may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified in this Section 4.8(b). The Creditors hereby consent to such petition and appointment so long as such criteria are met. If a successor Collateral Agent shall not have been appointed by the Majority Creditors pursuant to this Section 4.8(b) within 60 days after the Collateral Agent’s resignation or upon removal of the Collateral Agent, then the Collateral Agent may designate a successor Collateral Agent which meets the requirements set forth above, and the resignation or removal shall nonetheless become effective. Such successor Collateral Agent shall serve until a successor Collateral Agent has been appointed by the Majority Creditors or a court of competent jurisdiction and has accepted such appointment. The appointment of a successor Collateral Agent pursuant to this Section 4.8(b) shall become effective upon the acceptance of the appointment as Collateral Agent hereunder by a successor Collateral Agent. Upon such effective appointment, the successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent.

(c) The resignation or removal of a Collateral Agent shall take effect on the date when a successor Collateral Agent shall have been appointed pursuant to Section 4.8(b) hereof and shall have accepted such appointment.

(d) Upon the effective appointment of a successor Collateral Agent, the successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the predecessor Collateral Agent hereby appoints the successor Collateral Agent the attorney-in-fact of such predecessor Collateral Agent to accomplish the purposes hereof, which appointment is coupled with an interest. Such appointment and designation shall be full evidence of the right and authority to act as Collateral Agent hereunder and all Collateral, power, trusts, duties, documents, rights and authority of the previous Collateral Agent shall rest in the successor, without any further deed or conveyance. The predecessor Collateral Agent shall, nevertheless, on the written request of the Majority Creditors or successor Collateral Agent, execute and deliver any other such instrument transferring to such successor Collateral Agent all the Collateral, properties, rights, power, trust, duties, authority and title of such predecessor. The Loan Parties, to the extent requested by the Majority Creditors or the Collateral Agent shall procure any and all documents, conveyances or instruments and execute same, to the extent required, in order to reflect the transfer to the successor Collateral Agent.

Section 4.9 Determination of Amounts of Senior Secured Obligations. Whenever the Collateral Agent is required to determine the existence or amount of any of the Senior Secured Obligations or any portion thereof, it shall be entitled, absent manifest error, to make such determination on the basis of one or more certificates of the Creditor holding such Senior Secured Obligations (or of an authorized agent of the same); provided, however, that if, notwithstanding the written request of the Collateral Agent, any Creditor shall fail or refuse within ten (10) Business Days of such written request to certify as to the existence or amount of any Senior Secured Obligations or any portion thereof owed to it, the Collateral Agent shall be entitled to determine such existence or amount by such method as the Collateral Agent may, in its sole discretion exercised in good faith, determine, including by reliance upon a certificate of the Borrower; provided, further, that, promptly following determination of any such amount, the Collateral Agent shall notify such Creditor, in writing, of such determination and thereafter shall correct any error that such Creditor brings to the attention of the Collateral Agent. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Borrower, any Subsidiary, any Creditor or any other person as a result of any action taken by the Collateral Agent based upon such determination prior to receipt of notice of any error in such determination.

SECTION 5. Actions by the Collateral Agent.

Section 5.1 Duties and Obligations. The duties and obligations of the Collateral Agent are only those expressly set forth in this Agreement and in the Security Documents.

Section 5.2 Notification of Event of Default or Acceleration. If the Collateral Agent has been notified in writing as provided in Section 4.4 that an Event of Default has occurred or that any of the Senior Secured Obligations have been accelerated, the Collateral Agent shall notify the Creditors and may notify the Borrower of such determination. Any Creditor that has actual knowledge of an Event of Default or that any of the Senior Secured Obligations have been accelerated, or facts which indicate that an Event of Default has occurred or that any of the Senior Secured Obligations have been accelerated, shall deliver to the Collateral Agent a written statement to such effect. Failure to do so, however, does not constitute a waiver of any such Event of Default by any Creditor or create a cause of action against such Creditor. Upon receipt of a notice described herein or in Section 4.4 from a Creditor of the occurrence of an Event of Default or that any of the Senior Secured Obligations have been accelerated, the Collateral Agent shall promptly (and in any event no later than ten (10) Business Days after receipt of such notice in the manner provided in Section 7.9 hereof) issue its “Notice of Default” to all Creditors. The Notice of Default may contain a recommendation of actions by the Creditors and/or request instructions from the Creditors as to specific matters and shall specify the date on which responses are due in order to be timely within Section 5.4 hereof.

Section 5.3 Actions of Collateral Agent; Exercise of Remedies. Upon the occurrence of an Event of Default, then (a) upon the request of the Majority Creditors, or (b) upon the request of the Required Creditors so long as each Creditor has received notice of the taking of such action at least five (5) Business Days prior to the time such action is taken, the Collateral Agent shall promptly initiate and prosecute proceedings to foreclose or otherwise realize upon the Collateral, the proceeds of which shall be distributed as provided herein. Except as described in the preceding sentence and for actions taken pursuant to Section 5.8, the Collateral Agent shall take only such actions and exercise only such remedies under the Security Documents as are approved in a written notice delivered to the Collateral Agent and signed by the Majority Creditors. The Creditors shall use commercially reasonable efforts to provide instructions to the Collateral Agent in a prompt manner.

Section 5.4 [Intentionally Omitted].

Section 5.5 Protective Advances. If the Collateral Agent has asked the Creditors for instruction to make a payment with regard to an Event of Default which the Collateral Agent, in good faith, believes to be required to maintain and protect the Collateral and if the Majority Creditors have not yet responded to such request before the time the Collateral Agent reasonably believes such payment should be made, the Collateral Agent shall be authorized to make such payment, but shall not be required to make such payment and shall in no event have any liability for failure to make such payment.

Section 5.6 Changes to Security Documents. Any term of the Security Documents may be amended, and the performance or observance by the parties to a Security Document of any term of such Security Document may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Collateral Agent only upon the written consent of the Majority Creditors; provided that no amendment to the Security Documents which changes the obligations being secured thereby, releases all or substantially all of the Collateral, changes any payment (whether by altering the amount, priority, timing or other thereof) to any Creditor shall be effective without the written consent of the Majority Creditors, and that no such amendment which materially and adversely affects the rights of any Creditor relative to the rights of the other Creditors may be made without the written consent of all of the Creditors.

Notwithstanding the foregoing, the Collateral Agent may, without the consent of the Majority Creditors, amend the Security Documents (a) to add property hereafter acquired by the Borrower, any Guarantor or any other Debtor intended to be subjected to the Security Documents or to correct or amplify the description of any property subject to the Security Documents and (b) to cure any ambiguity or cure, correct or supplement any defective provisions of the Security Documents (so long as the same shall in no respect be adverse to the interest of any Creditor).

Section 5.7 Release of Collateral. The Collateral Agent may, without the approval of the Majority Creditors as required by Section 5.6 hereof, release any Collateral under the Security Documents which is expressly permitted to be sold or disposed of by the Borrower and its Affiliates, including, without limitation, the Guarantors, pursuant to all Senior Secured Documents and execute and deliver such releases as may be necessary to terminate of record the Collateral Agent’s security interest in such Collateral. In determining whether any such release is permitted, the Collateral Agent in its discretion shall rely upon instructions from the Required Lenders in respect of the Bank Loan Documents and the Required Holders in respect of the Note Agreement.

Section 5.8 Other Actions. The Collateral Agent shall have the right to take such actions, or omit to take such actions, hereunder and under the Security Documents not inconsistent with the written instructions of the Majority Creditors or the Required Creditors delivered pursuant to Section 5.3 hereof or the terms of this Agreement as the Collateral Agent deems necessary or appropriate to perfect or continue the perfection of the Liens on the Collateral, or protect the Collateral, for the benefit of the Creditors. Except as otherwise provided by applicable law, the Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of rights pertaining to the Collateral beyond the safe custody of any Collateral in the Collateral Agent’s actual possession.

Section 5.9 Cooperation. To the extent that the exercise of the rights, powers and remedies of the Collateral Agent in accordance with this Agreement requires that any action be taken by any Creditor, such Creditor shall take such action and otherwise reasonably cooperate with the Collateral Agent (at the sole cost of the Loan Parties) to ensure that the rights, powers and remedies of all Creditors are exercised in full.

Section 5.10 Distribution of Proceeds. All amounts owing with respect to the Senior Secured Obligations shall be secured pro rata by the Collateral without distinction as to whether some Senior Secured Obligations are then due and payable and other Senior Secured Obligations are not then due and payable. Upon the occurrence of and following a Liquidity Event with respect to any amounts received by the Collateral Agent from any Creditor under Section 5.11 hereof, or upon any realization upon the Collateral and/or the receipt of any payments under any Security Document, enforcement of any Guaranty Agreement or exercise of any right of setoff or recoupment by any Creditor, the Creditors agree that the proceeds thereof shall be applied as follows: (a) first, to the amounts owing to the Collateral Agent (solely in its capacity as such) by the Loan Parties or the Creditors pursuant to this Agreement or the Security Documents, including, without limitation, payment of expenses incurred by the Collateral Agent with respect to maintenance and protection of the Collateral and of expenses incurred with respect to the sale of or realization upon any of the Collateral or the perfection, enforcement or protection of the rights of the Creditors (including reasonable attorneys’ fees and expenses of every kind); (b) second, to the payment of all unreimbursed amounts paid by the Creditors to each Agent-Related Person pursuant to Section 4.6 hereof, pro rata in proportion to the respective unreimbursed amounts thereof paid by each such Creditor; (c) third, equally and ratably to the payment of all amounts of accrued interest outstanding which constitute the Senior Secured Obligations according to the aggregate amounts of such interest then owing to each Creditor; (d) fourth, equally and ratably to all other amounts then due to the Creditors under the Bank Credit Agreements and the Note Agreement, including without limitation, principal, L/C Exposure outstanding with respect to the Senior Secured Obligations, Other Lender Provided Financial Service Product Obligations, Lender Provided Interest Rate Hedge Obligations, Lender Provided Foreign Currency Hedge Obligations, breakage costs, Make-Whole Amounts, letter of credit fees, commitment fees and fees and expenses not theretofore paid above according to the aggregate amounts of the foregoing then owing to each Creditor; provided that such equal and ratable distribution shall be undertaken in a manner which does not apply Collateral of any Guarantor to “Excluded Hedge Liabilities” (as defined in the Domestic Credit Agreement) or “Excluded Swap Obligations” (as defined in the Mexican Credit Agreement); and (e) fifth, the balance, if any, shall be returned to the Borrower, the applicable Guarantor, or such other Persons as are entitled thereto.

Any payment required to be made by the Collateral Agent pursuant to this Section 5.10 with respect to the outstanding amount of any undrawn Letters of Credit shall be held by the Collateral Agent on deposit in an account (the “Letters of Credit Collateral Account”) to be held as collateral for the Senior Secured Obligations and disposed of as provided herein. On each date on which a payment is made to a beneficiary pursuant to a draw on a Letter of Credit, the Collateral Agent shall distribute from the Letters of Credit Collateral Account for application to the payment of the reimbursement obligation due to the Lenders with respect to such draw an amount equal to the product of (1) the amount then on deposit in the Letters of Credit Collateral Account, and (2) a fraction, the numerator of which is the amount of such draw and the denominator of which is the outstanding amount of all undrawn Letters of Credit immediately prior to such draw. On each date on which a reduction in the outstanding amount of undrawn Letters of Credit occurs other than on account of a payment made to a beneficiary pursuant to a draw on a Letter of Credit, then the Collateral Agent shall distribute from the Letters of Credit Collateral Account an amount equal to the product of (1) the amount then on deposit in the Letters of Credit Collateral Account, and (2) a fraction, the numerator of which is the amount of such reduction in the outstanding amount of undrawn Letters of Credit and the denominator of which is the outstanding amount of all undrawn Letters of Credit immediately prior to such reduction, which amount shall be distributed as provided in the first paragraph of this Section 5.10. At such time as the outstanding amount of all undrawn Letters of Credit is reduced to zero, any amount remaining in the Letters of Credit Collateral Account, after the distribution therefrom as provided above, shall be distributed as provided in the first paragraph of this Section 5.10.

Section 5.11 Senior Preferential Payments and Special Collateral Account.

(a) The Collateral Agent shall give each Creditor a written notice (a “Notice of Special Default”) promptly, but no later than, ten (10) Business Days after being notified in writing by a Creditor that a Liquidity Event has occurred.

(b) Each Creditor agrees that upon the occurrence of a Liquidity Event it shall (1) promptly notify the Collateral Agent of the receipt of any Senior Preferential Payments, (2) hold such amounts in trust for the Creditors and act as agent of the Creditors during the time any such amounts are held by it and (3) deliver to the Collateral Agent such amounts for deposit into the Special Collateral Account.

(c) If (i) a Liquidity Event shall have occurred and shall be continuing, or (ii) the Majority Creditors or, pursuant to Section 5.3, the Required Creditors have instructed the Collateral Agent to foreclose on the Collateral, seek the appointment of a receiver, commence litigation against any Borrower or any Guarantor, liquidate or seize the Collateral, or exercise other remedies of similar character, then all funds, together with interest earned thereon, held in the Special Collateral Account and all subsequent Senior Preferential Payments shall be applied promptly in accordance with the provisions of Section 5.10 above.

Section 5.12 Authorized Investments. Any and all funds held by the Collateral Agent in its capacity as Collateral Agent, whether pursuant to any provision of any of the Security Documents or otherwise, may to the extent feasible within a reasonable time be invested by the Collateral Agent in Cash Equivalent Investments. Any interest earned on such funds shall be disbursed to the Creditors in accordance with Section 5.10 or Section 5.11, as applicable. The Collateral Agent may hold any such funds in a common interest bearing account. To the extent that the interest rate payable with respect to any such account varies over time, the Collateral Agent may use an average interest rate in making the interest allocations among the respective Creditors. The Collateral Agent shall have no duty to place funds held pursuant to this Section 5.12 in investments which provide a maximum return; provided, however, that the Collateral Agent may to the extent feasible invest funds in Cash Equivalent Investments with reasonable promptness. In the absence of gross negligence or willful misconduct, the Collateral Agent shall not be responsible for any loss of any funds invested in accordance with this Section 5.12.

Section 5.13 Restoration of Obligations. For the purposes of determining the amount of outstanding Senior Secured Obligations, if any Creditor is required to deposit any Senior Preferential Payment in the Special Collateral Account, then the obligations intended to be satisfied by such Senior Preferential Payment shall be revived, as of the date of the deposit of such amount with the Collateral Agent, in the amount of such Senior Preferential Payment and such obligation shall continue in full force and effect (and bear interest from such deposit date at the rate provided in the underlying document) as if such Creditor had not received such payment. All such revived obligations shall be included as Senior Secured Obligations for purposes of allocating any payments under Section 5.10 and for applying the definition of Required Lenders, Required Holders, Required Creditors and Majority Creditors. If any such revived obligation shall not be allowed as a claim under the Bankruptcy Code due to the fact that the Senior Preferential Payment has in fact been made by the Borrower, the Creditors shall make such other equitable arrangements for the purchase and sale of participations in the Senior Secured Obligations and shall execute and deliver such agreements as are necessary to evidence such arrangements, in each case in order to effectuate the intent of this Section 5.13.

Section 5.14 Bankruptcy Preferences. If any payment on account of a Senior Secured Obligation to a Creditor is subsequently invalidated, declared to be fraudulent or preferential or set aside and is required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, and such Creditor has previously made a deposit in respect of such payment into the Special Collateral Account pursuant to Section 5.11, then the Collateral Agent shall distribute to such Creditor proceeds from the Special Collateral Account in an amount equal to such deposit or so much thereof as is affected by such events together with any interest earned thereon (which amount of interest shall not exceed the amount of interest, if any, such Creditor is then required to repay) and if, due to previous disbursements to the Creditors pursuant to Section 5.11(c), the proceeds in the Special Collateral Account are insufficient for such purpose, then each other Creditor shall pay to such Creditor upon demand an amount equal to a ratable portion of such disbursements of the deposit and interest thereon which was distributed to each such Creditor according to the aggregate amounts so distributed to each such Creditor.

SECTION 6. Bankruptcy Proceedings.

The following provisions shall apply during any Bankruptcy Proceeding of the Borrower or any Guarantor:

(a) The Collateral Agent shall represent all Creditors in connection with all matters directly relating solely to the Collateral, including, without limitation, use, sale or lease of Collateral, use of cash collateral, relief from the automatic stay and adequate protection. The Collateral Agent shall act solely on the instructions of the Majority Creditors; provided that no such vote by the Majority Creditors shall treat the Lenders and the Noteholders differently with respect to rights in the Collateral.

(b) Each Creditor shall be free to act independently on any issue not directly relating solely to the Collateral.

(c) Any proceeds of the Collateral received by any Creditor as a result of, or during, any Bankruptcy Proceeding will be delivered promptly to the Collateral Agent for distribution in accordance with Section 5.10.

Nothing herein shall be interpreted to preclude any Creditor from filing a proof of claim with respect to its Senior Secured Obligations or from casting its vote, or abstaining from voting, for or against confirmation of a plan of reorganization in its sole discretion. Notwithstanding anything in this Agreement to the contrary, if the Majority Creditors have not agreed upon the directions to be given to the Collateral Agent in connection with a particular issue in a

Bankruptcy Proceeding, each Creditor (if such Creditor has reasonably determined that the Majority Creditors have not agreed upon the directions to be given to the Collateral Agent in connection with a particular issue, and the Collateral Agent shall have no duty to determine if the Majority Creditors have not agreed on a particular issue) shall have the independent right to initiate an action or actions in such Bankruptcy Proceeding in its individual capacity and to appear and be heard on such issue before the bankruptcy or other applicable court in such Bankruptcy Proceeding with respect to such disputed issue, and such disputed issue may include, without limitation, issues with respect to any question concerning relief from the automatic stay, the post-petition usage of Collateral and post-petition financing arrangements.

SECTION 7. Miscellaneous.

Section 7.1 Creditors; Other Collateral. The Creditors agree that all of the provisions of this Agreement shall apply to any and all assets and rights of the Loan Parties in which the Collateral Agent or any Creditor at any time acquires a security interest or Lien pursuant to the Security Documents, the Bank Loan Documents or the Senior Note Documents as security for the Senior Secured Obligations, notwithstanding any provision to the contrary in any document purporting to grant or perfect any Lien in favor of the Creditors or any of them or the Collateral Agent for the benefit of the Creditors as security for the Senior Secured Obligations. The execution and delivery of this Agreement shall not constitute an amendment, waiver, novation or other modification of any other credit document related to the Senior Secured Obligations.

Section 7.2 Marshalling. The Collateral Agent shall not be required to marshal any present or future security for (including, without limitation, the Collateral), or guaranties of (including, without limitation, the Guaranty Agreements), the Senior Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of each of such Person’s rights in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that they lawfully may, the Creditors hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Creditors’ rights under the Security Documents or under any other instrument evidencing any of the Senior Secured Obligations or under which any of the Senior Secured Obligations is outstanding or by which any of the Senior Secured Obligations is secured or guaranteed.

Section 7.3 Consents, Amendments, Waivers. All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by the Collateral Agent, the Administrative Agent (on behalf of the Domestic Facility Lenders), the Mexican Facility Agent (on behalf of the Mexican Facility Lenders) and the Required Holders.

Section 7.4 Governing Law: Jurisdiction, etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF OHIO APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT AND EACH CREDITOR SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) SUBMISSION TO JURISDICTION. THE COLLATERAL AGENT AND EACH CREDITOR, FOR ITSELF AND ITS PROPERTY, SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO SITTING IN FRANKLIN COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH OHIO STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) WAIVER OF VENUE. THE COLLATERAL AGENT AND EACH CREDITOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.9. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 7.5 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.6 Parties in Interest.

(a) All terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, including, without limitation, any future holder of the Senior Secured Obligations; provided that no Creditor may assign or transfer its rights hereunder or under the Security Documents or Guaranty Agreements without such assignees or transferees (to the extent not already Creditors) agreeing, by executing an instrument in form and substance reasonably acceptable to the Collateral Agent, to be bound by the terms of this Agreement as though named herein. Prior to or substantially currently with the issuance of any new Senior Notes after June 22, 2017, in accordance with Section 2.7, each new Noteholder shall execute and deliver to the Collateral Agent a Joinder Agreement in substantially the form attached hereto as Exhibit A pursuant to which such new Noteholder becomes a party to this agreement and agrees to be bound by the terms and conditions hereof with respect to such new Senior Notes and the related Senior Secured Obligations.

(b) In the event that the Borrower or any Affiliate of the Borrower shall at any time become a Creditor as a result of the purchase or other acquisition of any Senior Secured Obligations, the Borrower or any such Affiliates shall have no right whatsoever: (i) to consent to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement and shall not be included in the determination of Required Lenders, Required Holders or Majority Creditors, as the case may be, (ii) to require the Collateral Agent to undertake any action (or refrain from taking any action) with respect to this Agreement, (iii) to attend (or receive any notice of) any meeting, conference call or correspondence with the Collateral Agent or any other Creditors or to receive any information (including, without limitation, any notices delivered to or by the Creditors hereunder), or (iv) to make or bring any claim, in its capacity as a Creditor, against the Collateral Agent, the Administrative Agent, the Mexican Facility Agent or any Creditor with respect to the duties and obligations of such Persons hereunder or under the Bank Loan Documents, the Senior Note Documents, or the Security Documents.

(c) The Collateral Agent has no duty to acknowledge, and shall be deemed to not have any knowledge of, any notice from or for the benefit of any Creditor or Person claiming to be a Creditor, or to provide any notice or other communication to any Creditor, unless such Creditor or Person claiming to be a Creditor has complied with Section 7.6(a).

Section 7.7 Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original (including electronic copies thereof), but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

Section 7.8 Termination. Upon indefeasible payment in full of any Creditor’s Senior Secured Obligation (other than contingent indemnification obligations) in accordance with its terms (other than as a result of payments constituting Senior Preferential Payments) and in the case of any Lender, the termination of such Lender’s Commitment and the cancellation or expiration of all Letters of Credit (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent or Mexican Facility Agent, as the case may be, and the applicable Issuing Lender (as defined in the applicable Bank Credit Agreement) shall have been made), this Agreement shall terminate as to such Creditor except for those provisions hereof that by their express terms shall survive the termination of this Agreement. Upon payment in full of all Senior Secured Obligations (other than contingent indemnification obligations) in accordance with their respective terms and the termination of the Commitment and expiration or cancellation of all Letters of Credit (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent or Mexican Facility Agent, as the case may be, and the applicable Issuing Lender (as defined in the applicable Bank Credit Agreement) shall have been made), this Agreement shall terminate except for those provisions hereof that by their express terms shall survive the termination of this Agreement.

Section 7.9 Notices. Except as otherwise expressly provided herein, all notices, consents and waivers and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be delivered by hand, mailed by registered or certified mail or prepaid overnight air courier, or by facsimile communications, addressed as follows:

If to the Collateral Agent, at:	PNC Bank, National Association
155 East Broad Street
Columbus, OH 43215
Attention: George M. Gevas
Telephone: 614-463-7346
Telecopy: 614-463-6770

with a copy to:	PNC Bank, National Association
Mail Stop: P7 PFSC-04-I
500 First Avenue
Pittsburgh, PA 15219
Phone: 412-762-6442
Facsimile: 412-762-8672
Attn.: Agency Services

If to any Creditor, at:	Such address as set forth on Exhibit B hereto

or at such other address for notice as the Collateral Agent or such Creditor shall last have furnished in writing to the Person giving the notice, provided that a notice by overnight air courier shall only be effective if delivered at a street address designated for such purpose and a notice by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose.

Section 7.10 Amendment and Restatement. This Agreement amends and restates in its entirety the Amended and Restated Intercreditor and Collateral Agency Agreement dated as of June 12, 2013 (the “Prior Intercreditor Agreement”) among, inter alia, the Collateral Agent, the Administrative Agent, the Mexican Facility Agent, the Noteholders, the Borrower, the Mexican Borrower and the other parties thereto. The parties hereto acknowledge and agree that the amendment and restatement of this Agreement and the Security Documents is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness of the Borrower, the Mexican Borrower or any Bank Guarantor or any Note Guarantor. By their execution and delivery of this Agreement, the Noteholders hereby consent and agree to the changes effected in the Security Documents from the collateral documents addressed in the Prior Intercreditor Agreement.

[SIGNATURES COMMENCE ON NEXT PAGE]

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as an instrument under seal by their authorized representatives as of the date first written above.

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ George M. Gevas
Name:	George M. Gevas
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of the Domestic Facility Lenders

By:	/s/ George M. Gevas
Name:	George M. Gevas
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Mexican Facility Agent on behalf of the Mexican Facility Lenders

By:	/s/ George M. Gevas
Name:	George M. Gevas
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT]

PGIM, INC.

By:	/s/ Joshua Shipley
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Joshua Shipley
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	PGIM, Inc.,
as investment manager

By:	/s/ Joshua Shipley
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Joshua Shipley
Vice President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT]

The undersigned hereby acknowledge (a) the terms of the foregoing Agreement and agree to abide by any of the terms applicable to it, (b) that the foregoing Agreement is for the sole benefit of the Creditors and that it has no rights or benefits under such Agreement, (c) that the foregoing Agreement is for the purpose of defining the rights, duties authority and responsibilities of the Collateral Agent and the relationship among the Creditors regarding their pari passu interest in the Collateral and that nothing therein shall impair, as between the Borrower or any Guarantor and any Creditor, the obligations of such Borrower or such Guarantor under the Bank Loan Documents or the Senior Note Documents and (d) that the provisions of the foregoing Agreement may be waived, amended or modified without its consent.

ADVANCED DRAINAGE SYSTEMS, INC.

By:	/s/ Joseph A. Chlapaty
Name:	Joseph A. Chlapaty
Title:	President and Chief Executive Officer

ADS MEXICANA S.A. de C.V.

By:	/s/ Ewout Leeuwenburg
Name:	Ewout Leeuwenburg
Title:	Attorney-In-Fact

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT]

HANCOR HOLDING CORPORATION

By:	/s/ Joseph A. Chlapaty
Name:	Joseph A. Chlapaty
Title:	President and Chief Executive Officer

STORMTECH LLC

By:	/s/ Joseph A. Chlapaty
Name:	Joseph A. Chlapaty
Title:	President and Chief Executive Officer

HANCOR, INC.

By:	/s/ Joseph A. Chlapaty
Name:	Joseph A. Chlapaty
Title:	President and Chief Executive Officer

EXHIBIT A

FORM OF JOINDER AGREEMENT

Joinder Agreement

Reference is made to the Second Amended and Restated Intercreditor and Collateral Agency Agreement, dated June     , 2017, by and among PNC Bank, National Association, a national banking association, in its capacity as collateral agent (the “Collateral Agent”), PNC Bank, National Association, a national banking association, in its capacity as Administrative Agent (as therein defined) on behalf of each of the Domestic Facility Lenders (as therein defined), PNC Bank, National Association, a national banking association, in its capacity as Mexican Facility Agent (as therein defined) on behalf of each of the Mexican Facility Lenders (as therein defined) and each of the Noteholders (as therein defined) (“Intercreditor Agreement”). Terms used in this Joinder Agreement and not otherwise defined herein shall have the meanings given in the Intercreditor Agreement.

The undersigned hereby advises the Collateral Agent that as of the date set forth below the undersigned became a holder of new Senior Notes and, pursuant to the provisions of Section 7.6(a) of the Intercreditor Agreement, the undersigned hereby agrees to become a party to the Intercreditor Agreement and be bound by the terms and conditions thereof with respect to such new Senior Notes and the related Senior Secured Obligations.

Please be advised that for the purposes of Section 7.9 of the Intercreditor Agreement the address for notices to the undersigned is as follows:

Name:
Address:

Attention:
Facsimile:

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed as of             ,         .

By:
Title:

EXHIBIT B

ADDRESSES FOR NOTICES

With respect to the Domestic Facility Lenders:

c/o PNC Bank, National Association, as Administrative Agent

155 East Broad Street

Columbus, OH 43215

Attention: George M. Gevas

Telephone:	(614) 463-7346
Telecopy:	(614) 463-6770

With a Copy To:

Agency Services, PNC Bank, National Association

Mail Stop: P7-PFSC-04-I

500 First Avenue

Pittsburgh, PA 15219

Attention:	Agency Services

With respect to the Mexican Facility Lenders:

c/o PNC Bank, National Association, as Administrative Agent

155 East Broad Street

Columbus, OH 43215

Attention: George M. Gevas

Telephone:	(614) 463-7346
Telecopy:	(614) 463-6770

With a Copy To:

Agency Services, PNC Bank, National Association

Mail Stop: P7-PFSC-04-I

500 First Avenue

Pittsburgh, PA 15219

Attention:	Agency Services

With respect to the Noteholders:

c/o Prudential Capital Group

Two Prudential Plaza

180 North Stetson, Suite 5600

Chicago, IL 60601-6716

Attention: Law Department